Exhibit 4.1


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                         BMW VEHICLE LEASE TRUST 2000-A
                       [ ]% Asset Backed Notes, Class A-1
                       [ ]% Asset Backed Notes, Class A-2
                       [ ]% Asset Backed Notes, Class A-3
                       [ ]% Asset Backed Notes, Class A-4





                            THE CHASE MANHATTAN BANK,
                              as Indenture Trustee,

                                       and

                         BMW VEHICLE LEASE TRUST 2000-A,
                                    as Issuer






                                    INDENTURE

                          Dated as of November 1, 2000


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
                    TRUST INDENTURE ACT CROSS-REFERENCE CHART
                  (this chart is not a part of this Indenture)

      TIA Section                                                                               Indenture Reference
      -----------                                                                               -------------------
310(a)(1)..............................................................................................6.08, 6.11
310(a)(2)..............................................................................................6.11
310(a)(3)..............................................................................................6.10(b)
310(a)(4)..............................................................................................Not Applicable
310(a)(5)..............................................................................................6.11
310(b).................................................................................................6.11
310(c).................................................................................................Not Applicable
311(a).................................................................................................6.15
311(b).................................................................................................6.15
311(c).................................................................................................Not Applicable
312(a).................................................................................................7.01, 7.02(a)
312(b).................................................................................................7.02(b)
312(c).................................................................................................7.02(c)
313(a).................................................................................................7.03
313(b).................................................................................................7.03
313(c).................................................................................................7.03
313(d).................................................................................................7.03
314(a).................................................................................................3.09
314(b).................................................................................................3.06
314(c)(1)..............................................................................................11.01(a)
314(c)(2)..............................................................................................11.01(a)
314(c)(3)..............................................................................................Not Applicable
314(d).................................................................................................3.09(a), 8.06, 11.01(a)
314(e).................................................................................................11.01(a)
315(a).................................................................................................6.01(b)
315(b).................................................................................................6.05
315(c).................................................................................................6.01(a)
315(d).................................................................................................6.01(c)
315(d)(1)..............................................................................................6.01(b), 6.01(c)(i)
315(d)(2)..............................................................................................6.01(c)(ii)
315(d)(3)..............................................................................................6.01(c)(iii)
315(e).................................................................................................5.13
316(a).................................................................................................5.11; 5.12
316(a)(1)(A)...........................................................................................5.11
316(a)(1)(B)...........................................................................................5.12
316(a)(2)..............................................................................................Not Applicable
316(b).................................................................................................5.07
316(c).................................................................................................5.06(b)
317(a)(1)..............................................................................................5.03(a), 5.03(b)
317(a)(2)..............................................................................................5.03(d)
317(b).................................................................................................3.03
318(a).................................................................................................11.19


                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                   ARTICLE ONE
                                   DEFINITIONS

           Section 1.01        Definitions.............................................................................1

           Section 1.02        Interpretive Provisions................................................................12


                                   ARTICLE TWO
                                THE SENIOR NOTES

           Section 2.01        Form...................................................................................13

           Section 2.02        Execution, Authentication and Delivery.................................................13

           Section 2.03        Temporary Senior Notes.................................................................14

           Section 2.04        Registration; Registration of Transfer and Exchange....................................14

           Section 2.05        Mutilated, Destroyed, Lost or Stolen Senior Notes......................................15

           Section 2.06        Persons Deemed Owners..................................................................16

           Section 2.07        Cancellation...........................................................................16

           Section 2.08        Release of Collateral..................................................................17

           Section 2.09        Book-Entry Notes.......................................................................17

           Section 2.10        Notices to Clearing Agency.............................................................18

           Section 2.11        Definitive Notes.......................................................................18

           Section 2.12        Authenticating Agents..................................................................18


                                  ARTICLE THREE
                                    COVENANTS

           Section 3.01        Payment of Principal and Interest......................................................19

           Section 3.02        Maintenance of Office or Agency........................................................19

           Section 3.03        Money for Payments to be Held in Trust.................................................20

           Section 3.04        Existence..............................................................................21

           Section 3.05        Protection of Trust Estate.............................................................21

           Section 3.06        Opinions as to Trust Estate............................................................22

           Section 3.07        Performance of Obligations; Administration of the 2000-A SUBI Assets...................22

           Section 3.08        Negative Covenants.....................................................................23

           Section 3.09        Issuer Certificates and Reports........................................................24


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 3.10        Restrictions on Certain Other Activities...............................................25

           Section 3.11        Notice of Defaults.....................................................................25

           Section 3.12        Further Instruments and Acts...........................................................25

           Section 3.13        Delivery of 2000-A Vehicle SUBI Certificate............................................26

           Section 3.14        Delivery of the Subordinated Notes.....................................................26

           Section 3.15        Compliance with Laws...................................................................26


                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

           Section 4.01        Satisfaction and Discharge of Indenture................................................26

           Section 4.02        Application of Trust Money.............................................................27

           Section 4.03        Repayment of Monies Held by Paying Agent...............................................27


                                  ARTICLE FIVE
                                INDENTURE DEFAULT

           Section 5.01        Indenture Defaults.....................................................................27

           Section 5.02        Acceleration of Maturity; Waiver of Indenture Default..................................29

           Section 5.03        Collection of Indebtedness and Suits for Enforcement by Indenture Trustee..............30

           Section 5.04        Remedies; Priorities...................................................................32

           Section 5.05        Optional Preservation of the 2000-A SUBI Assets........................................33

           Section 5.06        Limitation of Suits....................................................................34

           Section 5.07        Unconditional Rights of Senior Noteholders to Receive Principal and Interest...........35

           Section 5.08        Restoration of Rights and Remedies.....................................................35

           Section 5.09        Rights and Remedies Cumulative.........................................................35

           Section 5.10        Delay or Omission Not a Waiver.........................................................35

           Section 5.11        Control by Senior Noteholders..........................................................35

           Section 5.12        Waiver of Past Defaults................................................................36

           Section 5.13        Undertaking for Costs..................................................................36

           Section 5.14        Waiver of Stay or Extension Laws.......................................................37

           Section 5.15        Action on Senior Notes.................................................................37


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

           Section 5.16        Performance and Enforcement of Certain Obligations.....................................37

           Section 5.17        Sale of Trust Estate...................................................................38


                                   ARTICLE SIX
                              THE INDENTURE TRUSTEE

           Section 6.01        Duties of Indenture Trustee............................................................38

           Section 6.02        Rights of Indenture Trustee............................................................39

           Section 6.03        Individual Rights of Indenture Trustee.................................................41

           Section 6.04        Indenture Trustee's Disclaimer.........................................................41

           Section 6.05        Notice of Defaults.....................................................................41

           Section 6.06        Reports by Indenture Trustee to Senior Noteholders.....................................41

           Section 6.07        Compensation and Indemnity.............................................................41

           Section 6.08        Replacement of Indenture Trustee.......................................................42

           Section 6.09        Successor Indenture Trustee by Merger..................................................43

           Section 6.10        Appointment of Co-Trustee or Separate Trustee..........................................44

           Section 6.11        Eligibility; Disqualification..........................................................45

           Section 6.12        Trustee as Holder of 2000-A Vehicle SUBI Certificate...................................45

           Section 6.13        Representations and Warranties of Indenture Trustee....................................46

           Section 6.14        Furnishing of Documents................................................................46

           Section 6.15        Preferential Collection of Claims Against the Issuer...................................46


                                  ARTICLE SEVEN
                      SENIOR NOTEHOLDERS' LISTS AND REPORTS

           Section 7.01        Issuer to Furnish Indenture Trustee Senior Noteholder Names and Addresses..............46

           Section 7.02        Preservation of Information; Communications to Senior Noteholders......................46

           Section 7.03        Reports by Indenture Trustee...........................................................47


                                  ARTICLE EIGHT
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

           Section 8.01        Collection of Money....................................................................47

           Section 8.02        Accounts...............................................................................47


                                      iii

                               TABLE OF CONTENTS
                                  (CONTINUED)


           Section 8.03        Payment Date Certificate...............................................................48

           Section 8.04        Disbursement of Funds..................................................................49

           Section 8.05        General Provisions Regarding Accounts..................................................54

           Section 8.06        Release of Trust Estate................................................................54


                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

           Section 9.01        Supplemental Indentures Without Consent of Senior Noteholders..........................55

           Section 9.02        Supplemental Indentures With Consent of Senior Noteholders.............................56

           Section 9.03        Execution of Supplemental Indentures...................................................57

           Section 9.04        Effect of Supplemental Indenture.......................................................57

           Section 9.05        Reference in Senior Notes to Supplemental Indentures...................................58


                                   ARTICLE TEN
                           REDEMPTION OF SENIOR NOTES

           Section 10.01       Redemption.............................................................................58

           Section 10.02       Form of Redemption Notice..............................................................59

           Section 10.03       Senior Notes Payable on Redemption Date................................................59


                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

           Section 11.01       Compliance Certificates and Opinions...................................................59

           Section 11.02       Form of Documents Delivered to Indenture Trustee.......................................61

           Section 11.03       Acts of Senior Noteholders.............................................................62

           Section 11.04       Notices................................................................................62

           Section 11.05       Notices to Senior Noteholders; Waiver..................................................63

           Section 11.06       Effect of Headings and Table of Contents...............................................63

           Section 11.07       Successors and Assigns.................................................................63

           Section 11.08       Severability...........................................................................63

           Section 11.09       Benefits of Indenture..................................................................63

           Section 11.10       Legal Holidays.........................................................................63

           Section 11.11       Governing Law..........................................................................64

           Section 11.12       Counterparts...........................................................................64



                                       iv

                               TABLE OF CONTENTS
                                  (CONTINUED)

           Section 11.13       Recording of Indenture.................................................................64

           Section 11.14       Trust Obligation.......................................................................64

           Section 11.15       No Petition............................................................................64

           Section 11.16       No Recourse............................................................................65

           Section 11.17       Inspection.............................................................................65

           Section 11.18       Limitation of Liability of Owner Trustee...............................................65

           Section 11.19       TIA Incorporation and Conflicts........................................................66


                                    EXHIBITS

Exhibit A  Form of Senior Note........................................................................................A-1
Exhibit B  Form of Depository Agreement...............................................................................B-1

                                    INDENTURE

           This Indenture, dated as of November 1, 2000, is between the BMW Vehicle Lease Trust 2000-A, a Delaware business trust (the "Issuer"), and The Chase Manhattan Bank, a national banking association, as trustee (the Indenture Trustee").

           Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer's [ ]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), [ ]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), [ ]% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), [ ]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Senior Notes"):

                                 GRANTING CLAUSE

           The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Senior Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Senior Noteholders, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral"), in each case as such terms are defined herein.

           The Indenture Trustee, as trustee on behalf of the Senior Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Senior Noteholders may be adequately and effectively protected.

                                  ARTICLE ONE

                                  DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Servicing Agreement, as the case may be. Whenever used herein, unless the context otherwise requires, the following words and phrases have the following meanings:

           "Accounts" means the Note Distribution Account and the Reserve Fund.

           "Accrual Period" means, with respect to any Payment Date, the period from and including the 25th day of the month in which the preceding Payment Date occurred (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date) to but excluding the 25th day of the month in which such Payment Date occurs.

           "Act" has the meaning set forth in Section 11.03(a).

           "Administrator" means BMW FS, or any successor Administrator under the Issuer Administration Agreement.

           "Aggregate Securitization Value" means for any date the amount calculated as of the close of business on such date equal to the sum of the Securitization Values of all Leases (the Securitization Values of Defaulted Leases, Early Termination Leases and Matured Leases will equal zero for the purpose of the calculation of the Principal Distribution Amount).

           "Authenticating Agent" means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Senior Notes.

           "Authorized Newspaper" means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

           "Authorized Officer" means, with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Issuer Administration Agreement is in effect, any of the following officers of the Administrator, each of whom is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Issuer Administration Agreement: the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary.

           "Available Funds" means, for any Payment Date and the related Collection Period, the sum of the following amounts: (i) SUBI Collections, (ii) Advances required to be made by the Servicer and (iii) in the case of an Optional Purchase, the Optional Purchase Price.

           "Available Funds Shortfall Amount" means, for any Payment Date and the related Collection Period, the amount by which Securityholder Available Funds is less than the amount necessary to make the distributions in clauses (i) through (vi) of Section 8.04(a), except that the Principal Distribution Amount rather than the Monthly Principal Distribution Amount shall be used for purposes of clause (vi).

           "Available Principal Distribution Amount" means an amount equal to the sum of (i) the amount of Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more Collection Periods and after accrued interest has been paid on the Securities, and (ii) the Reserve Fund Draw Amount, if any, remaining after accrued interest has been paid on the Securities.

           "Basic Servicing Agreement" means that certain Servicing Agreement, dated as of August 30, 1995, among the UTI Beneficiary, BMW FS, as servicer, and Chase Manhattan Bank Delaware (predecessor in interest to the Chase Manhattan Bank USA, N.A.), as trustee.

           "BMW FS" means BMW Financial Services NA, LLC., and its successors.

           "Book-Entry Notes" means a beneficial interest in the Senior Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

           "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, New Jersey, Ohio or New York are authorized or obligated by law, executive order or government decree to be closed.

           "Certificate Balance" has the meaning set forth in the Trust
Agreement.

           "Certificate Distribution Amount" means, as of any Payment Date, the amount being distributed to the Trust Certificateholders on such Payment Date.

           "Certificate Factor" has the meaning set forth in the Trust
Agreement.

           "Certificate Rate" has the meaning set forth in the Trust Agreement.

           "Class" means a group of Senior Notes whose form is identical except for variation in denomination, principal amount or owner, and references to "each Class" thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

           "Class A-1 Interest Rate" means [ ]% per annum (computed on the basis of the actual number of days elapsed, but assuming a 360-day year of twelve 30-day months).

           "Class A-2 Interest Rate" means [ ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

           "Class A-3 Interest Rate" means [ ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

           "Class A-4 Interest Rate" means [ ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

           "Class A-1 Note Balance" means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

           "Class A-2 Note Balance" means, as of any date, the Initial Class A-2 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2 Notes.

           "Class A-3 Note Balance" means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

           "Class A-4 Note Balance" means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

           "Clearing Agency " means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and shall initially be DTC.

           "Clearing Agency Participant" means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Closing Date" means November [  ], 2000.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Collateral" has the meaning set forth in the Granting Clause.

           "Commission" means the U.S. Securities and Exchange Commission.

           "Corporate Trust Office" means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at [ ]; or at such other address as the Indenture Trustee may designate from time to time by notice to the Senior Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee shall notify the Senior Noteholders and the Issuer).

           "Default" means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

           "Definitive Note" means a definitive fully registered Senior Note.

           "Deposit Date" means the Business Day immediately preceding the related Payment Date.

           "Depository Agreement" means the agreement among the Issuer, the Indenture Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B.

           "Disposition Expenses" means expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer.

           "DTC" means The Depository Trust Company, and its successors.

           "Eligible Account" means an account maintained with a depository institution or trust company (i) (a) the short-term unsecured debt obligations of which have the Required Deposit Rating or (b) having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company.

           "Excess Amounts" means the amount remaining after the distributions from the 2000-A SUBI Collection Account provided for in clauses (i) through (vi) of Section 8.04(a), in the amount and priority set forth therein, have been made.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Executive Officer" means, with respect to any (i) corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution, and (ii) any partnership, any general partner thereof.

           "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture, and, with respect to the Collateral or any other agreement or instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Indenture Default" has the meaning set forth in Section 5.01.

           "Independent" means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Senior Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

           "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.0 1 (b), made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

           "Initial Class A-1 Note Balance" means $180,000,000.

           "Initial Class A-2 Note Balance" means $600,000,000.

           "Initial Class A-3 Note Balance" means $300,000,000.

           "Initial Class A-4 Note Balance" means $390,160,000.

           "Initial Securities Balance" has the meaning set forth in the Trust Agreement.

           "Initial Senior Note Balance" means the sum of the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance.

           "Interest Rate" means the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate or the Overdue Interest Rate, as applicable.

           "Issuer" means the BMW Vehicle Lease Trust 2000-A, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Senior Notes.

           "Issuer Administration Agreement" means that certain issuer administration agreement, dated as of the date hereof, among the Administrator, the Issuer, the Transferor and the Indenture Trustee.

           "Issuer SUBI Certificate Transfer Agreement" means that certain issuer SUBI certificate transfer agreement, dated as of November 1, 2000, between the Transferor, as transferor, and the Issuer, as transferee, as amended or supplemented from time to time.

           "Issuer Order" and "Issuer Request" means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

           "Monthly Principal Distribution Amount" means an amount equal to the lesser of (i) the Principal Distribution Amount and (ii) the Available Principal Distribution Amount.

           "Note Distribution Account" means the trust account established by the Transferor pursuant to Section 8.02, into which amounts released from the 2000-A SUBI Collection Account and the Reserve Fund for distribution to Senior Noteholders shall be deposited and from which all distributions to Senior Noteholders shall be made.

           "Note Factor" means, with respect to the Senior Notes on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Senior Note Balance on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the Initial Senior Note Balance.

           "Officer's Certificate" means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Indenture Trustee.

           "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer or the Administrator, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, comply with any applicable requirements of Section 11.01 and be in form and substance satisfactory to the Indenture Trustee. Opinions of Counsel need address matters of law only, and may be based upon stated assumptions as to relevant matters of fact.

           "Optional Purchase Price" has the meaning set forth in Section 10.01(a).

           "Outstanding" means, as of any date, all Senior Notes (or all Senior Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:

                     (i) Senior Notes (or Senior Notes of an applicable Class) theretofore cancelled by the Senior Note Registrar or delivered to the Senior Note Registrar for cancellation;

                     (ii) Senior Notes (or Senior Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Senior Noteholders (provided, however, that if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

                     (iii) Senior Notes (or Senior Notes of an applicable Class) in exchange for or in lieu of other Senior Notes (or Senior Notes of such Class) that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Senior Notes are held by a bona fide purchaser;

provided, that in determining whether Senior Noteholders holding the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Senior Notes owned by the Issuer, the Transferor, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes that a Responsible Officer knows to be so owned shall be so disregarded. Senior Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee's right so to act with respect to such Senior Notes and that such pledgee is not the Issuer, the Transferor, the Administrator or any of their respective Affiliates.

           "Outstanding Amount" means, as of any date, the aggregate principal amount of the applicable Senior Notes Outstanding, reduced by all payments of principal made in respect thereof on or prior to such date.

           "Overdue Interest Rate" means, with respect to any Class, the Interest Rate applicable to such Class.

           "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section
6.11 and is authorized by the Issuer to make the payments to and distributions from the Note Distribution Account, including the payment of principal of or interest on the Senior Notes on behalf of the Issuer.

           "Payment Date Certificate" has the meaning set forth in Section 8.03(a).

           "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

           "Predecessor Note" means, with respect to any particular Senior Note, every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purpose of this definition, any Senior Note authenticated and delivered under Section 2.05 in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

           "Principal Distribution Amount" means, for any Payment Date, the excess of the unpaid aggregate amount of principal payable on the Securities, over the Aggregate Securitization Value as of the last day of the related Collection Period. Notwithstanding the above, the Principal Distribution Amount shall not exceed the outstanding Securities Balance.

           "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

           "Program Operating Lease" means that certain program operating lease, dated as of November 1, 2000, between the Transferor and the Issuer.

           "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten Business Days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall not have notified the Transferor, the Administrator and the Issuer in writing that such action will result in a Rating Event.

           "Rating Event" means the qualification, reduction or withdrawal by one of the Rating Agency of its then-current rating of the Senior Notes or the Trust Certificates.

           "Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

           "Redemption Date" means in the case of a redemption of the Senior Notes pursuant to Section 10.01, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.01.

           "Redemption Price" means an amount equal to the unpaid principal amount of the Senior Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for the Senior Notes being so redeemed, up to but excluding the Redemption Date.

           "Registered Holder" means the Person in whose name a Senior Note is registered on the Senior Note Register on the related Record Date.

           "Repayment Price" has the meaning set forth in the Trust Agreement.

           "Reserve Fund" has the meaning set forth in the Trust Agreement.

           "Reserve Fund Deposit Amount" means, with respect to any Payment Date, an amount equal to the sum of (i) all payments in respect of interest on and principal of the Subordinated Notes, (ii) any Excess Amounts with respect to the related Collection Period and (iii) net income realized on the investment of funds on deposit in the 2000-A SUBI Collection Account and the Reserve Fund.

           "Reserve Fund Draw Amount" means, for any Payment Date, the amount withdrawn from the Reserve Fund, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the related Deposit Date or such Payment Date.

           "Reserve Fund Property" has the meaning set forth in the Trust Agreement.

           "Reserve Fund Requirement" means (i) on any Payment Date other than a Payment Date described in clause (ii), an amount equal to 6.25% of the current Securities Balance or (ii) on any Payment Date occurring on or after the earlier to occur of the date on which the last remaining Specified Lease terminated or the date on which the Program Operating Lease is terminated following a Program Operating Lease Default, zero.

           "Residual Note" has the meaning set forth in Section 2.02.

           "Responsible Officer" means, with respect to the Indenture Trustee, any officer within Corporate Trust (or any successor group of the Indenture Trustee), including any Vice President, Assistant Secretary or other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers, or to whom any corporate trust matter is referred within Corporate Trust because of his knowledge of and familiarity with the particular subject.

           "Securities" means the Trust Certificates, the Subordinated Notes and the Senior Notes, collectively.

           "Securities Balance" has the meaning set forth in the Trust
Agreement.

           "Secured Obligations" has the meaning set forth in the Issuer SUBI Certificate Transfer Agreement.

           "Securityholder Available Funds" means on each Payment Date, all remaining Available Funds after giving effect to the payment to the Servicer pursuant to Section 2.4 of the Servicing Agreement of (i) the Payment Date Advance Reimbursement and (ii) the Administration Fee, together with any unpaid Administration Fees in respect of one or more Collection Periods.

           "Senior Note" means a Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note, in each case substantially in the form of Exhibit A hereto.

           "Senior Note Balance" means the sum of the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance.

           "Senior Note Distribution Amount" means, as of any Payment Date, the amount being distributed to the Senior Noteholders on such Payment Date.

           "Senior Note Final Scheduled Payment Date" means, with respect to (i) a Class A-1 Note, October 2001; (ii) a Class A-2 Note, February 2003; (iii) a Class A-3 Note, May 2003; and (iv) a Class A-4 Note, October 2003.

           "Senior Noteholder" means, as of any date, the Person in whose name a Senior Note is registered on the Senior Note Register on such date.

           "Senior Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

           "Senior Note Register" and "Senior Note Registrar" have the respective meanings set forth in Section 2.04.

           "Servicing Agreement" means the Basic Servicing Agreement as supplemented by that certain 2000-A Supplement, dated as of November 1, 2000, among the parties to the Basic Servicing Agreement, as amended or supplemented from time to time with respect to the 2000-A SUBI.

           "SUBI Trust Agreement" means the Vehicle Trust Agreement as supplemented by that certain supplement, dated as of November 1, 2000, among the parties to the Vehicle Trust Agreement, as amended or supplemented from time to time.

           "Subordinated Note" has the meaning set forth in the Trust Agreement.

           "Subordinated Note Rate" has the meaning set forth in the Trust Agreement.

           "Subordinated Note Redemption Price" has the meaning set forth in the Trust Agreement.

           "TIA" means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

           "Trust Agreement" means that certain trust agreement, as amended and restated as of November 1, 2000, between the Transferor and the Owner Trustee.

           "Trust Certificate" has the meaning set forth in the Trust Agreement.

           "Trust Estate" means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Senior Noteholders (including the Collateral Granted to the Indenture Trustee), including (i) the 2000-A Vehicle SUBI Certificate (transferred pursuant to the Issuer SUBI Certificate Transfer Agreement), evidencing the beneficial interest in the 2000-A Vehicle SUBI Assets, including the right to payments thereunder from certain Sales Proceeds on deposit in the 2000-A SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the 2000-A SUBI Collection Account, (ii) the rights of the Issuer under the Program Operating Lease, (iii) the rights of the Trust as pledgee of the 2000-A Lease SUBI Certificate, (iv) the rights of the Issuer to the funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, (v) the rights of the Transferor, as transferee under the SUBI Certificate Transfer Agreement, (vi) the rights of the Issuer, as transferee under the Issuer SUBI Certificate Transfer Agreement, (vii) the security interest of the Issuer in the Subordinated Notes and in the Reserve Fund (including investment earnings, net of losses and investment expenses, on amounts on deposit therein) and (viii) all proceeds of the foregoing.

           "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

           "United States" means the United States of America.

           "UTI Beneficiary" means BMW Manufacturing LP, in its capacity as initial Beneficiary of the Vehicle Trust, and its permitted successors and assigns.

           "Vehicle Trust" means Financial Services Vehicle Trust.

           "Vehicle Trust Agreement" means that certain amended and restated trust agreement, dated as of September 27, 1996, as further amended as of May 25, 2000 between BMW Manufacturing LP, as grantor and initial beneficiary and Chase Manhattan Bank USA, N.A., as trustee, as amended.

           "Vehicle Trustee" means Chase Manhattan Bank USA, N.A., in its capacity as Trustee of the Vehicle Trust.

           Section 1.02 Interpretive Provisions.

           (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Indenture include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof" and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iii) the term "include" and all variations thereof shall mean "include without limitation" and (iv) the term "proceeds" shall have the meaning set forth in the applicable UCC.

           (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

                                  ARTICLE TWO

                               THE SENIOR NOTES

           Section 2.01 Form. The Senior Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes. Any portion of the text of any Senior Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Senior Note.

           The terms of the Senior Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

           Section 2.02 Execution, Authentication and Delivery. The Senior Notes shall be executed by the Owner Trustee on behalf of the Issuer. The signature of any authorized officer of the Owner Trustee on the Senior Notes may be manual or by facsimile. Senior Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Owner Trustee shall bind the Issuer, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

           The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of the Senior Notes: (i) $180,000,000 of Class A-1 Notes, (ii) $600,000,000 of Class A-2 Notes, (iii) $300,000,000 of Class A-3 Notes and (iv) $390,160,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.05.

           Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A-1 Note, one Class A-2 Note, one Class A-3 Note and one Class A-4 Note may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, respectively (each, a "Residual Note").

           No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder.

           Section 2.03 Temporary Senior Notes. Pending the preparation of Definitive Notes, the Owner Trustee may execute, on behalf of the Issuer, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Senior Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Senior Notes may determine, as evidenced by their execution of such Senior Notes.

           If temporary Senior Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Senior Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Senior Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Senior Noteholder. Upon surrender for cancellation of any one or more temporary Senior Notes, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

           Section 2.04 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Senior Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Senior Notes and the registration of transfers of Senior Notes. The Indenture Trustee is hereby appointed the "Senior Note Registrar" for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided. Upon any resignation of any Senior Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Senior Note Registrar.

           If a Person other than the Indenture Trustee is appointed by the Issuer as Senior Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Senior Note Register, and the Indenture Trustee shall have the right to inspect the Senior Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Senior Note Registrar by an Executive Officer as to the names and addresses of the Senior Noteholders and the principal amounts and number of such Senior Notes.

           Upon surrender for registration of transfer of any Senior Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and the related Senior Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Senior Notes in any authorized denominations, of a like aggregate principal amount.

           At the option of the related Senior Noteholder, Senior Notes may be exchanged for other Senior Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of such Senior Notes at such office or agency. Whenever any Senior Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, the Indenture Trustee shall authenticate and the Senior Noteholder shall obtain from the Indenture Trustee the Senior Notes that the Senior Noteholder making such exchange is entitled to receive.

           Every Senior Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Senior Noteholder thereof or its attorney-in-fact duly authorized in writing.

           All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Senior Notes surrendered upon such registration of transfer or exchange.

           No service charge shall be made to a Senior Noteholder for any registration of transfer or exchange of Senior Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.05 not involving any transfer.

           The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Senior Note Registrar need not register, transfers or exchanges of any Senior Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Senior Note.

           Section 2.05 Mutilated, Destroyed, Lost or Stolen Senior Notes. If
(i) any mutilated Senior Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Owner Trustee and the Indenture Trustee harmless, then, in the absence of notice to the Owner Indenture Trustee, the Senior Note Registrar or the Indenture Trustee that such Senior Note has been acquired by a "protected purchaser" (as contemplated by Article Eight of the UCC), and provided that the requirements of
Section 8-405 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Senior Note, a replacement Senior Note; provided, however, that if any such destroyed, lost or stolen Senior Note (but not a mutilated Senior Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Senior Note, the Issuer may pay such destroyed, lost or stolen Senior Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Senior Note or payment of a destroyed, lost or stolen Senior Note pursuant to the proviso to the preceding sentence, a "protected purchaser" (as contemplated by Article Eight of the UCC) of the original Senior Note in lieu of which such replacement Senior Note was issued presents for payment such original Senior Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Senior Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Senior Note from such Person to whom such replacement Senior Note was delivered or any assignee of such Person, except a "protected purchaser" (as contemplated by Article Eight of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

           Upon the issuance of any replacement Senior Note under this Section, the Issuer or the Indenture Trustee may require the payment by the related Senior Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Senior Note Registrar) connected therewith.

           Every replacement Senior Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

           The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

           Section 2.06 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Senior Note, the Issuer, the Indenture Trustee and their respective agents may treat the Person in whose name any Senior Note is registered (as of the date of determination) as the owner of such Senior Note for the purpose of receiving payments of principal of and interest, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

           Section 2.07 Cancellation. All Senior Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Senior Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Senior Notes have not been previously disposed of by the Indenture Trustee.

           Section 2.08 Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request.

           Section 2.09 Book-Entry Notes. Unless otherwise specified, the Senior Notes (except for any Residual Notes), upon original issuance, will be issued in the form of one or more typewritten Senior Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Senior Note shall be issued with respect to each $400 million in principal amount of each Class of Senior Notes or such lesser amount as necessary. Such Senior Notes shall initially be registered on the Senior Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Senior Note Owner shall receive a Definitive Note representing such Senior Note Owner's interest in such Senior Note except as provided in Section 2.11. Unless and until Definitive Notes have been issued to Senior Note Owners pursuant to Section 2.11:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Senior Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Senior Notes and the giving of instructions or directions hereunder) as the sole Senior Noteholder, and shall have no obligation to Senior Note Owners;

         (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

         (d) the rights of Senior Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Senior Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Senior Notes to such Clearing Agency Participants; and

         (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Senior Noteholders evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Senior Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Senior Notes and has delivered such instructions to the Indenture Trustee.

           Section 2.10 Notices to Clearing Agency. Whenever a notice or other communication to Senior Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Senior Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Senior Noteholders to the Clearing Agency, and shall have no obligation to the Senior Note Owners.

           Section 2.11 Definitive Notes. If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, Senior Note Owners representing in the aggregate not less than 51 % of the Outstanding Amount advise the Indenture Trustee through the Clearing Agency and its Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Senior Note Owners, the Indenture Trustee shall be required to notify all Senior Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Senior Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Senior Note or Senior Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Senior Note Owners, who thereupon shall become Senior Noteholders for all purposes of this Indenture. None of the Owner Trustee, the Senior Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

           The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes.

           If Definitive Notes are issued and the Indenture Trustee is not the Senior Note Registrar, the Owner Trustee shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Senior Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Owner Trustee of a written request therefor.

           Section 2.12 Authenticating Agents. Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Senior Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.04, 2.05 and 9.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Senior Notes. For all purposes of this Indenture, the authentication of Senior Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Senior Notes by the Indenture Trustee.

           Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

           Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

           The Indenture Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto. The provisions of Sections 2.07 and 6.04 shall be applicable to any Authenticating Agent.

                                 ARTICLE THREE

                                   COVENANTS

           Section 3.01 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture. Without limiting the foregoing, subject to Section 8.04, the Issuer shall cause to be distributed all amounts on deposit in the Note Distribution Account on each Payment Date that have been deposited therein for the benefit of the Senior Notes as set forth in Section 8.04. Amounts properly withheld under the Code by any Person from a payment to any Senior Noteholder of interest or principal shall be considered to have been paid by the Issuer to such Senior Noteholder for all purposes of this Indenture.

           Section 3.02 Maintenance of Office or Agency. The Senior Note Registrar, on behalf of the Issuer, shall maintain at the Corporate Trust Office or at such other location in the Borough of Manhattan, The City of New York, chosen by the Senior Note Registrar, acting for the Issuer, an office or agency where Senior Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuer in respect of the Senior Notes and this Indenture may be served. The Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

           Section 3.03 Money for Payments to be Held in Trust. As provided in Sections 8.04 and 5.04(b), all payments of amounts due and payable with respect to any Senior Notes that are to be made from amounts withdrawn from the Note Distribution Account shall be made on behalf of the Issuer by the Indenture

Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Senior Notes shall be paid over to the Issuer except as provided in this Section.

           On each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Senior Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuer to effect such deposit.

           The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

         (a) hold all sums held by it for the payment of amounts due with respect to the Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (b) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Senior Notes) in the making of any payment required to be made with respect to the Senior Notes;

         (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

         (d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Senior Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

         (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Senior Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

           The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

           Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Senior Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and deposited by the Indenture Trustee into the 2000-A SUBI

Collection Account, and the related Senior Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Administrator. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Senior Noteholders the Senior Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Senior Noteholder).

           Section 3.04 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Senior Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

           Section 3.05 Protection of Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Senior Noteholders to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Senior Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

         (a) Grant more effectively all or any portion of the Trust Estate;

         (b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

         (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

         (d) enforce any of the Collateral;

         (e) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Senior Noteholders in the Trust Estate against the claims of all Persons; or

         (f) pay all taxes or assessments levied or assessed upon the Trust Estate when due. The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute all financing statements, continuation statements or other instruments required to be executed pursuant to this Section.

           Section 3.06 Opinions as to Trust Estate.

           (a) On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and maintain the lien and security interest of the Indenture Trustee in the SUBI Certificates and reciting the details of such action, or (ii) no such action is necessary to create and maintain such lien and security interest.

           (b) On or before April 30th of each calendar year, beginning with April 30, 2001, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to continue the lien and security interest of the Indenture Trustee in the SUBI Certificates and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to continue such lien and security interest.

           Section 3.07 Performance of Obligations; Administration of the 2000-A SUBI Assets.

           (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.

           (b) The Issuer may contract with other Persons, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

           (c) The Issuer shall, and, shall cause the Administrator and the Servicer to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer, as a party to the Basic Documents and as Holder of the 2000-A Vehicle SUBI Certificate and pledgee of the 2000-A Lease SUBI Certificate, shall not, and shall cause each of the Servicer and the Administrator not to, modify, amend, supplement, waive or terminate any Basic Document to which it is a party or any provision thereof without satisfying the Rating Agency Condition and each other condition as may be specified in the particular provision or Basic Document.

           (d) Servicer Defaults may occur with respect to the Indenture Trustee as assignee of the Issuer. If the Issuer or the Indenture Trustee shall have knowledge of the occurrence and continuation of a Servicer Default, such entity shall promptly notify the other entity and each Rating Agency thereof, and shall specify in such notice the action, if any, the action the other entity is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the 2000-A SUBI Assets, the Issuer shall take all reasonable steps available to it to remedy such failure. Upon the occurrence and continuation of a Servicer Default with respect to the 2000-A SUBI, the Indenture Trustee may terminate all of the rights and obligations of the Servicer with respect to the 2000-A SUBI only, and a successor Servicer shall be appointed pursuant to the Servicing Agreement.

           (e) Upon any termination of the Servicer's rights and powers or resignation of the Servicer pursuant to the Servicing Agreement, the Issuer or the Indenture Trustee shall promptly, but in any event within two Business Days of such termination or resignation, notify the other entity thereof. As soon as a successor Servicer is appointed pursuant to the Servicing Agreement, the Issuer or the Indenture Trustee shall notify the other entity of such appointment, specifying in such notice the name and address of such successor Servicer.

           Section 3.08 Negative Covenants. So long as any Senior Notes are Outstanding, the Issuer shall not:

         (a) engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the 2000-A SUBI Certificates as contemplated by this Indenture and the other Basic Documents;

         (b) other than the lease of the 2000-A Vehicle SUBI Certificate pursuant to the Program Operating Lease, which lease is subject to the lien of this Indenture, and except as expressly permitted herein, in the Program Operating Lease and in the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

         (c) claim any credit on or make any deduction from the principal or interest payable in respect of the Senior Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Senior Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

         (d) (i) permit the validity or effectiveness of this Indenture to be impaired, permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations under this

         Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any 2000-A SUBI Asset and arising solely as a result of an action or omission of the related Lessee) or (iii) except as otherwise provided in the Basic Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate;

         (e) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents; or

         (f) except as otherwise permitted by the Basic Documents, dissolve or liquidate in whole or in part.

           Section 3.09 Issuer Certificates and Reports.

           (a) The Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each calendar year (commencing with the year ending December 31, 2000), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

         (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the compliance of any such condition or covenant, specifying each such Default known to such Authorized Officer and the nature and status thereof.

         (b) The Issuer shall:

         (i) file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

         (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Senior Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.09(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

           (c) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

           Section 3.10 Restrictions on Certain Other Activities. Except as otherwise provided in the Basic Documents, the Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of this Indenture), pledging and managing the 2000-A SUBI Certificates in the manner contemplated by the Basic Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

           Section 3.11 Notice of Defaults. The Issuer agrees to give the Indenture Trustee and each Rating Agency prompt written notice of each Indenture Default hereunder on the part of the Administrator and each Program Operating Lease Default on the part of the Transferor as lessee under the Program Operating Lease.

           Section 3.12 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

           Section 3.13 Delivery of 2000-A Vehicle SUBI Certificate. On the Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the 2000-A Vehicle SUBI Certificate and the pledged 2000-A Lease SUBI Certificate. The Indenture Trustee shall take possession of the 2000-A SUBI Certificates in New York and shall at all times during the period of this Indenture maintain custody of the 2000-A SUBI Certificates in New York.

           Section 3.14 Delivery of the Subordinated Notes. Pursuant to Section
2.01 of the Issuer SUBI Certificate Transfer Agreement, the Transferor shall pledge all payments in respect of the Subordinated Notes to the Reserve Fund as security for the Secured Obligations and upon the issuance of the Subordinated Notes to the Transferor, the Issuer shall deliver the Subordinated Notes directly to the Indenture Trustee as security for its obligations hereunder. The Indenture Trustee shall take possession of the Subordinated Notes in New York and shall at all times during the period of the Indenture maintain custody of the Subordinated Notes in New York.

           Section 3.15 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Senior Notes, this Indenture or any other Basic Document.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

           Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall discharge with respect to the Collateral securing the Senior Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Senior Notes, (c) rights of Senior Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.11, 3.13 and 3.14, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (f) the rights of Senior Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (i) either (A) all Senior Notes theretofore authenticated and delivered (other than (1) Senior Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05) and (2) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or (B) all Senior Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the applicable Senior Note Final Scheduled Payment within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Senior Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the applicable Senior Note Final Scheduled Payment for each Class, or to the Redemption Date (if Senior Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

         (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

         (iii) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer's Certificate, stating that the Rating Agency Condition has been satisfied).

           Section 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Senior Noteholders of the particular Senior Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest. Such monies need not be segregated from other funds of the Indenture Trustee except to the extent required herein or in the Servicing Agreement or as required by law.

           Section 4.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Senior Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Senior Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

                                  ARTICLE FIVE

                               INDENTURE DEFAULT

           Section 5.01 Indenture Defaults. The occurrence and continuation of any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an "Indenture Default"):

         (a) default in the payment of any interest on any Senior Note when the same becomes due and payable, and such default shall continue for a period of 5 days or more;

         (b) default in the payment of principal of any Senior Note at the Senior Note Final Scheduled Payment Date or the Redemption Date;

         (c) the occurrence of a Program Operating Lease Default;

         (d) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Senior Noteholders representing at least 50% of the Outstanding Amount, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

         (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, the making by the Issuer of any general assignment for the benefit of creditors, the failure by the Issuer generally to pay its debts as such debts become due or the taking of action by the Issuer in furtherance of any of the foregoing.

           The Issuer shall promptly deliver to the Indenture Trustee, each Rating Agency and each Senior Noteholder written notice in the form of an Officer's Certificate of any Indenture Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

           Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Senior Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Senior Noteholders holding not less than a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Senior Noteholders holding not less than a majority of the Outstanding Amount may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the Outstanding Senior Notes.

           Section 5.02 Acceleration of Maturity; Waiver of Indenture Default. If an Indenture Default should occur and be continuing, the Indenture Trustee or Senior Noteholders representing a majority of the Outstanding Amount may declare the principal of the Senior Notes to be immediately due and payable. Upon such declaration, the Indenture Trustee shall promptly provide written notice to each Rating Agency. Such declaration may be rescinded by Senior Noteholders holding a majority of the Outstanding Amount before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Senior Notes as if the Indenture Default giving rise to such declaration had not occurred and (ii) all amounts advanced by the Indenture Trustee and its costs and expenses and (b) all Indenture Defaults (other than the nonpayment of principal of the Senior Notes that has become due solely by such acceleration) have been cured or waived.

           At any time prior to the declaration of the acceleration of the maturity of the Senior Notes, Senior Noteholders holding not less than a majority of the Outstanding Amount, by written notice to the Issuer and the Indenture Trustee, may waive such Indenture Default and its consequences, except a default (i) in payment of principal of or interest on the Senior Notes or (ii) in respect of any covenant or provision in this Indenture that cannot be modified or amended without the unanimous consent of the Senior Noteholders. No such waiver shall affect any subsequent default or impair any right consequent thereto.

           If the Senior Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Trust Estate) or elect to maintain the Trust Estate and continue to apply the proceeds from the Trust Estate as if there had been no declaration of acceleration. Any sale of the Trust Estate by the Indenture Trustee will be subject to the terms and conditions of Section 5.04.

           Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

           (a) The Issuer covenants that if there is a default in the payment of
(i) any interest on the Senior Notes when the same becomes due and payable, and such default continues for a period of five days or (ii) the principal of the Senior Notes at the Senior Note Final Scheduled Payment or the Redemption Date, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of such Senior Noteholders, the entire amount then due and payable on such Senior Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

           (b) In case the Issuer shall fail forthwith to pay amounts described in Section 5.03(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Senior Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Senior Notes, wherever situated, the monies adjudged or decreed to be payable.

           (c) If an Indenture Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Senior Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

           (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Senior Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Senior Notes, or to the property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Senior Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Senior Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Senior Noteholders and the Indenture Trustee on their behalf; and

         (iii) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Senior Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Senior Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to such Senior Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.07.

           (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Senior Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Senior Noteholder or to vote in respect of the claim of any Senior Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

           (f) All rights of action and of asserting claims under this Indenture, or under the Senior Notes, may be enforced by the Indenture Trustee without the possession of the Senior Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Senior Noteholders in respect of which such judgment has been recovered.

           (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Senior Noteholders, and it shall not be necessary to make any Senior Noteholder a party to any such Proceedings.

           Section 5.04 Remedies; Priorities.

           (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections
5.02 and 5.05):

         (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Senior Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Senior Notes monies adjudged due;

         (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

         (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Senior Noteholders; and

         (iv) subject to Section 5.17, after an acceleration of the maturity of the Senior Notes pursuant to Section 5.02, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that unless directed to sell the Trust Estate in accordance with Section 9.02 of the Trust Agreement, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Indenture Default, other than an Indenture Default described in Section 5.01 (a) or (b), unless (A) Senior Noteholders holding 100% of the Outstanding Amount consent thereto, (B) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon all outstanding Securities (other than Transferor Trust Certificate) or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Senior Notes as they would have become due if the Senior Notes had not been declared due and payable and the Indenture Trustee obtains the consent of Senior Noteholders holding not less than 66 2/3% of the Outstanding Amount; and provided further, that the Indenture Trustee may not sell the Trust Estate, other than a sale resulting from the bankruptcy, insolvency or termination of the Transferor pursuant to Section 9.02 of the Trust Agreement, unless it shall first have obtained an Opinion of Counsel that such sale will not cause the Vehicle Trust or an interest therein or portion thereof to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

           (b) If the Indenture Trustee collects any money or property pursuant to this Article Five upon sale of the Trust Estate, it shall pay out such money or property held as Collateral (including available monies on deposit in the Reserve Fund) and deposited in the Note Distribution Account pursuant to Section 12.05(b) of the SUBI Trust Agreement after giving effect to the distributions set forth in Section 12.05(b) of the SUBI Trust Agreement, for the benefit of the Securityholders in the following order:

         (i) to Senior Noteholders for the payments of interest which is due and unpaid on the Senior Notes (including any overdue interest, and to the extent permitted under applicable law, interest on any overdue interest at the Overdue Interest Rate) in respect of which or for the benefit of which such money has been collected;

         (ii) to the Subordinated Noteholder (which amounts shall be deposited into the Reserve Fund), for the payment of interest that is due and unpaid (including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate) on the Subordinated Notes;

         (iii) to the Certificate Distribution Account for the payment of interest which is due and unpaid (including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate) on the Certificates;

         (iv) to the Senior Noteholders in payment of the principal amount due and unpaid on the Senior Notes;

         (v) to the Subordinated Noteholder (which amounts shall be deposited into the Reserve Fund) and to the Certificate Distribution Account for distribution to the Trust Certificateholders, for amounts due and unpaid in respect of the principal amount due and unpaid on the Subordinated Notes and the Trust Certificates, respectively, ratably, without preference or priority of any kind, according to the amounts due and payable to the Subordinated Noteholder and the Trust Certificateholders;

         (vi) to the Transferor, in its capacity as the Subordinated Noteholder, up to the amount deposited into the Reserve Fund in respect of the Subordinated Notes on or prior to the date of the preceding distributions; and

         (vii) any remaining amounts, shall be paid to the Transferor, in its capacity as Subordinated Noteholder.

           (c) The Indenture Trustee may fix a record date and payment date for any payment to Senior Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Senior Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

           Section 5.05 Optional Preservation of the 2000-A SUBI Assets. If the Senior Notes have been declared to be due and payable under Section 5.02 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless directed to sell pursuant to Section 9.02 of the Trust Agreement, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Section 3.01 and 8.04. It is the intent of the parties hereto and the Senior Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Senior Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

           Section 5.06 Limitation of Suits.

           (a) No holder of any Senior Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Senior Noteholder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) Senior Noteholders holding not less than 25% of the Outstanding Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default in its own name as Indenture Trustee, (iii) such Senior Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days failed to institute such Proceedings and (v)


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
no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by Senior Noteholders holding a majority of the Outstanding Amount.

           No Senior Noteholder or group of Senior Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Senior Noteholders or to obtain or to seek to obtain priority or preference over any other Senior Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

           In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Senior Noteholders, each representing less than a majority of the Outstanding Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

           (b) No Senior Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Senior Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Senior Noteholders are entitled to vote or consent under this Indenture and the Senior Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

           Section 5.07 Unconditional Rights of Senior Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, any Senior Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, if any, such Senior Note on or after the respective due dates thereof expressed in such Senior Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Senior Noteholder.

           Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Senior Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Senior Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Senior Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Senior Noteholders shall continue as though no such Proceeding had been instituted.

           Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Senior Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Senior Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Senior Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Senior Noteholders, as the case may be.

           Section 5.11 Control by Senior Noteholders. Subject to the provisions of Sections 5.06, 6.02(d) and 6.02(e), Senior Noteholders holding not less than a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Senior Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

         (a) such direction shall not be in conflict with any rule of law or this Indenture;

         (b) subject to Section 5.04, any direction to the Indenture Trustee to, sell or liquidate the Trust Estate shall be made by Senior Noteholders holding not less than 100% of the Outstanding Amount;

         (c) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 9.02 of the Trust Agreement, then any direction to the Indenture Trustee by Senior Noteholders holding less than 100% of the Outstanding Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

         (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

           Notwithstanding the rights of Senior Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Senior Noteholders not consenting to such action.

           Section 5.12 Waiver of Past Defaults. Prior to the acceleration of the maturity of the Senior Notes as provided in Section 5.02, Senior Noteholders holding not less than a majority of the Outstanding Amount may waive any past Indenture Default and its consequences except an Indenture Default (i) in payment of principal of or interest on the Senior Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Senior Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Senior Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

           Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

           Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Senior Noteholder by such Senior Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Senior Noteholder or group of Senior Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount or (iii) any suit instituted by any Senior Noteholder for the enforcement of the payment of principal of or interest on any Senior Note on or after the related due dates expressed in such Senior Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

           Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

           Section 5.15 Action on Senior Notes. The Indenture Trustee's right to seek and recover judgment on the Senior Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Senior Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

           Section 5.16 Performance and Enforcement of Certain Obligations.

           (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Transferor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Program Operating Lease and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement. Upon the occurrence and continuation of a Program Operating Lease Default, the Indenture Trustee, as assignee of the rights of the Issuer in the Program Operating Lease pursuant to the Indenture Trustee's security interest in the Trust Estate, shall be entitled to terminate the Program Operating Lease in accordance with the terms thereof. Upon such termination, the Issuer shall directly receive all distributions with respect to the 2000-A Vehicle SUBI Certificate and to apply the funds received in respect thereof to pay interest on and principal of the Securities.

           (b) If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Senior Noteholders holding not less than a majority of the Outstanding Amount, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor, the Vehicle Trustee and the Servicer under or in connection with the Program Operating Lease, the Servicing Agreement and the Administration Supplement, respectively, including the right or power to take any action to compel or secure performance or observance by the Servicer of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

           Section 5.17 Sale of Trust Estate. If the Indenture Trustee acts to sell the Trust Estate or any part thereof, pursuant to Section 5.04(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Trust Estate or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Transferor and Servicer of any proposed sale, and the Transferor and Servicer shall be permitted to bid for the Trust Estate at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Trust Estate pursuant to Section 5.04 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall has been sold or all amounts payable on the Senior Notes shall have been paid.

                                  ARTICLE SIX

                              THE INDENTURE TRUSTEE

           Section 6.01 Duties of Indenture Trustee.

           (a) If an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and in the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

           (b) Except during the continuance of an Indenture Default:

         (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

         (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party.

           (c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful, misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b);

         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

           (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).

           (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

           (f) Money held in trust by the Indenture Trustee need not be segregated from other funds of the Indenture Trustee except to the extent required by law or the terms of this Indenture or the Servicing Agreement.

           (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

           (i) The Indenture Trustee shall not be deemed to have knowledge of any Indenture Default or other event unless a Responsible Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture.

           (j) Nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Issuer as set forth in this Indenture.

           Section 6.02 Rights of Indenture Trustee.

           (a) Except as provided by the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

           (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

           (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

           (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

           (e) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Senior Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

           (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Senior Noteholders pursuant to this Indenture unless such Senior Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction; provided, however, that the Indenture Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with reasonable care and skill.

           (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the holders of Senior Notes evidencing not less than 50% of the Outstanding Amount; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

           (h) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.

           Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Senior Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. The Indenture Trustee must, however, comply with Section 6.11.

           Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Senior Notes, shall not be accountable for the Issuer's use of the proceeds from the Senior Notes and shall not be responsible for any statement in the Indenture or in any document issued in connection with the sale of the Senior Notes or in the Senior Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee's certificate of authentication.

           Section 6.05 Notice of Defaults. If an Indenture Default occurs and is continuing, and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Senior Noteholder and each Rating Agency notice of such Indenture Default within 90 days after it occurs. Except in the case of an Indenture Default with respect to payment of principal of or interest on any Senior Note (including payments pursuant to the redemption of Senior Notes), the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Senior Noteholders; provided, however, that in the case of any Indenture Default of the character specified in
Section 5.01(e), no such notice shall be given until at least 30 days after the occurrence thereof.

           Section 6.06 Reports by Indenture Trustee to Senior Noteholders. The Indenture Trustee, at the expense of the Issuer, shall deliver to each Senior Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

           Section 6.07 Compensation and Indemnity. The Servicer shall, or shall cause the Administrator to, (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred and
(iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of the Trust or the performance of its duties. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. The Indenture Trustee shall not be indemnified by the Servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Senior Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing. The Indenture Trustee shall not be deemed to have knowledge of any event unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof.

           The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default set forth in Section 5.01(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

           Section 6.08 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Servicer and each Rating Agency. The Issuer shall remove the Indenture Trustee if:

         (i) the Indenture Trustee fails to comply with Section 6.11;

         (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

         (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

         (iv) the Indenture Trustee otherwise becomes incapable of acting.

           Upon the resignation or required removal of the Indenture Trustee, or the failure of the Senior Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Issuer shall be required promptly to appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times have a combined capital and surplus of at least $50,000,000, a long-term debt rating of "A" or better by or is otherwise acceptable to, each Rating Agency and satisfy the requirements of Section 310(a) of the TIA. Additionally, prior to the appointment of any successor Indenture Trustee, the Rating Agency Condition must be satisfied with respect to such successor Indenture Trustee.

           A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Senior Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

           If a successor Indenture Trustee does not take office within 45 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or Senior Noteholders holding not less than a majority of the Outstanding Amount may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

           If the Indenture Trustee fails to comply with Section 6.11, any Senior Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

           Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.

           Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or depository institution shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.

           In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Senior Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Senior Notes so authenticated, and in case at that time the Senior Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee, and in all such cases such certificates shall have the full force that it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

           Section 6.10 Appointment of Co-Trustee or Separate Trustee.

           (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Senior Noteholders, such title to the Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after it received a request that it so join, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Senior Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

           (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

         (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

           (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

           (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

           Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and a long-term debt rating of "A" or better by, or be otherwise acceptable to, each Rating Agency. The Indenture Trustee shall satisfy the requirements of Section 310(b) of the TIA. The Transferor, the Administrator, the Servicer and their respective Affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its Affiliates, but neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

           Section 6.12 Trustee as Holder of 2000-A Vehicle SUBI Certificate. Following the occurrence and continuation of an Indenture Default, to the extent that the Owner Trustee or Issuer has rights as a Holder of the 2000-A Vehicle SUBI Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Owner Trustee or Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee. Following the occurrence and continuation of an Indenture Default, the Indenture Trustee shall exercise rights as a Holder of the 2000-A Vehicle SUBI Certificate or the right to consent or withhold consent with respect to actions taken by the Transferor, the Owner Trustee or Issuer, upon the written direction of holders of a majority of the Outstanding Amount; provided, however, that subject to Section 3.07, any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Default shall be made by Senior Noteholders holding not less than 66 2/3% of the Outstanding Amount and with respect to Section 11.15, such direction shall require the written direction of Senior Noteholders holding 100% of the Outstanding Amount.

           Section 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Senior Noteholders shall rely:

         (i) the Indenture Trustee is a banking company duly organized, validly existing and in good standing under the laws of New York; and

         (ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and, perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

           Section 6.14 Furnishing of Documents. The Indenture Trustee shall furnish to any Senior Noteholder promptly upon receipt of a written request by such Senior Noteholder (at the expense of the requesting Senior Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Basic Documents.

           Section 6.15 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any 2000-A Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE SEVEN

                      SENIOR NOTEHOLDERS' LISTS AND REPORTS

           Section 7.01 Issuer to Furnish Indenture Trustee Senior Noteholder Names and Addresses. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Senior Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Senior Note Registrar or the Senior Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

           Section 7.02 Preservation of Information; Communications to Senior Noteholders.

           (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Senior Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Senior Noteholders received by the Indenture Trustee in its capacity as Senior Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Senior Note Registrar or the Senior Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

           (b) The Senior Noteholders may communicate pursuant to TIA Section 312(b) with other Senior Noteholders regarding their rights under this Indenture or under the Senior Notes.

           (c) The Issuer, the Indenture Trustee and the Senior Note Registrar shall have the protection of TIA Section 312(c).

           Section 7.03 Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each March 31, beginning with March 31, 2001, the Indenture Trustee shall mail to each Senior Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

                                 ARTICLE EIGHT

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

           Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article Five.

           Section 8.02 Accounts.

           (a) Pursuant to Section 5.01 of the Trust Agreement, there has been established and there shall be maintained an Eligible Account (initially at The Chase Manhattan Bank) in the name of the Indenture Trustee until the Outstanding

Amount is reduced to zero, and thereafter, in the name of the Owner Trustee, which is designated as the "Reserve Fund." The Reserve Fund shall be held for the benefit of the Securityholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders. The Reserve Fund shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount has been reduced to zero, and thereafter under the sole dominion and control of the Owner Trustee.

           (b) The Transferor shall, prior to the Closing Date, establish and maintain an Eligible Account in the name of the Indenture Trustee on behalf of the Senior Noteholders, which shall be designated as the "Note Distribution Account". The Note Distribution Account shall be held in trust for the benefit of the Senior Noteholders. The Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee.

           (c) All monies deposited from time to time in the Accounts pursuant to this Indenture or the Administration Supplement shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. If any Account shall cease to be an Eligible Account, the Indenture Trustee, until the Outstanding Amount has been reduced to zero, and thereafter with respect to the Reserve Fund, the Owner Trustee shall, as necessary, assist the Servicer in causing each Account to be moved to an institution at which it shall be an Eligible Account.

           Section 8.03 Payment Date Certificate.

           (a) On the second Business Day preceding each Payment Date prior to 11:00 a.m., New York City time, the Issuer shall cause the Servicer, to deliver to the Indenture Trustee, the Owner Trustee and each Paying Agent hereunder or under the Trust Agreement, a certificate (the "Payment Date Certificate") including, among other things, the following information with respect to such Payment Date and the related Collection Period and Accrual Period:

         (i) SUBI Collections for such Collection Period and the amounts allocable to the interest represented by the 2000-A SUBI Certificates;

         (ii) Available Funds, including amounts with respect to each of items
         (i) through (iv) of the definition thereof;

         (iii) the amount of interest accrued during such Accrual Period on each Class of the Senior Notes;

         (iv) the amount of interest accrued during such Accrual Period on the Subordinated Notes;

         (v) the amount of interest accrued during such Accrual Period on the Certificate Balance (stated separately for the Transferor Trust Certificate);

         (vi) Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Outstanding Amount (as defined in the Trust Agreement) of the Subordinated Notes and the

         Certificate Balance, in each case on the day immediately preceding such Payment Date;

         (vii) the aggregate amount of SUBI Collections deposited into the Note Distribution Account and the Certificate Distribution Account, respectively;

         (viii) (A) the amount on deposit in the Reserve Fund and the Reserve Fund Requirement, each as of the beginning and end of the related Collection Period and as of the previous Payment Date, (B) the Reserve Fund Deposit Amount, if any, (C) the Reserve Fund Draw Amount, if any,
         (D) the balance on deposit in the Reserve Fund on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date;

         (ix) the Senior Note Distribution Amount for each Class of the Senior Notes, the Certificate Distribution Amount and the amount allocable to interest for each;

         (x) the Monthly Principal Distribution Amount and the Principal Distribution Amount and any Principal Shortfall Amount for each Class of the Senior Notes, the Subordinated Notes and the Trust Certificates;

         (xi) the Note Factor and Certificate Factor for each Class of the Senior Notes and the Trust Certificates (other than the Transferor Trust Certificate), respectively;

         (xii) the aggregate amount of Residual Value Losses for such Collection Period;

         (xiii) the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

         (xiv) any Payment Date Advance Reimbursement for such Accrual Period;

         (xv) amounts released to the Transferor, as Subordinated Noteholder and as holder of the Transferor Trust Certificate; and

         (xvi) the Servicing Fee for such Collection Period.

           Each amount set forth pursuant to clauses (iii), (iv), (v), (vi),
(ix) and (xi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Senior Note, Subordinated Note or Trust Certificate, as applicable.

           (b) The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such Payment Date Certificate.

           Section 8.04 Disbursement of Funds.

           (a) On each Payment Date, prior to 11:00 a.m., New York City time, the Vehicle Trustee (acting through the Trust Agent) shall, in accordance with the related Payment Date Certificate and pursuant to the instructions of the Servicer, transfer from the 2000-A SUBI Collection Account all Securityholder Available Funds and apply such amount, in accordance with the following priorities:

         (i) to the Servicer, the Payment Date Advance Reimbursement;

         (ii) to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods;

         (iii) to the Note Distribution Account, for payment to each respective Class of Senior Noteholders, an amount equal to the interest accrued at the applicable Interest Rate for such Class of Senior Notes during the related Accrual Period on the applicable Outstanding Amount for such Class (and, to the extent permitted by applicable law, interest on any overdue interest at the Overdue Interest Rate);

         (iv) to the Reserve Fund, an amount equal to the interest accrued at the Subordinated Note Rate during the related Accrual Period on the outstanding Subordinated Notes (and, to the extent permitted by applicable law, interest on any overdue interest at the Subordinated Note Rate);

         (v) to the Certificate Distribution Account, an amount equal to the interest accrued on the Certificate Balance at the Certificate Rate (and, to the extent permitted by applicable law, interest on any overdue interest at the Certificate Rate);

         (vi) to the related Distribution Account or, in the case of the Subordinated Notes, to the Reserve Fund, as payments of principal, the remaining Monthly Principal Distribution Amount attributable to each Class of the Senior Notes, the Trust Certificates and the Subordinated Notes, in the following order of priority:

                  (A) on any Payment Date (so long as the maturity of the Senior Notes has not been accelerated pursuant to Section 5.02), to each Class of the Senior Notes, the Subordinated Notes and the Trust Certificates, sequentially:

                           1. to each Class of the Senior Noteholders sequentially, so that no principal will be paid on any Class of Senior Notes until each Class of Senior Notes with a lower numerical designation shall have been paid in full (i.e., until the principal on the Class A-1 Notes shall have been paid in full, no principal will be paid on the Class A-2, A-3 or A-4 Notes; then until the principal on the Class A-2 Notes shall have been paid in full, no principal will be paid on the Class A-3 or A-4 Notes; then until the principal on the Class A-3 Notes shall have been paid in full, no principal will be paid on the Class A-4 Notes;) until all Classes of the Senior Notes have been paid in full;


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
                           2. to the Subordinated Noteholder until the Subordinated Notes have been paid in full (which amounts shall be deposited into the Reserve Fund); and

                           3. to the Trust Certificateholders pro rata, until the Trust Certificates have been paid in full; and

                  (B) on any Payment Date after the maturity of the Senior Notes has been accelerated pursuant to Section 5.02:

                           1. first, to the Class A-1 Senior Noteholders (until the Class A-1 Notes have been paid in full) and second, to each other Class of the Senior Noteholders pro rata (based on the Outstanding Amount of each Class on such Payment Date), until all Classes of the Senior Notes have been paid in full;

                           2. to the Subordinated Noteholder (which amounts shall be deposited into the Reserve Fund) and to the Certificate Distribution Account for distribution to the Trust Certificateholders, for amounts due and unpaid in respect of the principal amount due and unpaid on the Subordinated Notes and the Trust Certificates, respectively, ratably, without preference or priority of any kind, according to the amounts due and payable to the Subordinated Noteholder and the Trust Certificateholders; and

         (vii) to the Transferor, in its capacity as Transferor Trust Certificateholder and Subordinated Noteholder, any remaining funds.

           (b) On each Payment Date, after taking into account amounts to be distributed to Securityholders from the 2000-A SUBI Collection Account, the Servicer will allocate the Reserve Fund Draw Amount, if any, reflected in the Payment Date Certificate, with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority, prior to 11:00 a.m., New York City time:

         (i) to the Note Distribution Account, to pay any remaining interest due on the outstanding Senior Notes on such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the Overdue Interest Rate);

         (ii) to the Reserve Fund, an amount equal to any remaining interest due on the outstanding Subordinated Notes on such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the Subordinated Note Rate);

         (iii) to the Certificate Distribution Account, an amount equal to any remaining interest accrued on the Certificates with respect to such Payment Date (and, to the extent permitted under applicable law, interest on any overdue interest at the Certificate Rate); and

         (iv) to the related Distribution Account or, in the case of the Subordinated Notes, to the Reserve Fund (and thereafter, in the event of any remaining shortfall in amounts required to pay the Monthly Principal Distribution Amount with respect to the Certificates to the Certificate Distribution Account), the remaining Monthly Principal Distribution Amount, which will be allocated to pay principal on the Senior Notes, the Subordinated Notes and the Certificates in the amounts and order of priority set forth in Section 8.04(a)(vi).

           (c) If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Fund, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, the Indenture Trustee shall distribute any such excess (i) up to the aggregate amount deposited into the Reserve Fund in respect of the Subordinated Notes on or prior to the related Payment Date to the Transferor, in its capacity as the Subordinated Noteholder, and (ii) any additional excess amounts shall be paid to the Transferor in its capacity as Subordinated Noteholder. Upon any such distributions to the Transferor, the Securityholders will have no further rights in, or claims to such amounts. Amounts deposited in the Reserve Fund in accordance with clauses (a)(ii) and
(iv) and clauses (b)(ii) and (iv) above shall be deemed to have been distributed to the Subordinated Noteholder as payments in respect of interest (and overdue interest) or principal, as applicable, and the Subordinated Noteholder shall not be entitled to any further interest on such amounts after the related Payment Date.

           (d) On each Payment Date or Redemption Date, from the amounts on deposit in the Note Distribution Account, the Indenture Trustee shall duly and punctually distribute payments of principal and interest on the Senior Notes due and by check mailed to the Person whose name appears as the registered holder of a Senior Note (or one or more Predecessor Notes) on the Senior Note Register as of the close of business on the related Record Date, except that with respect to Senior Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Senior Note Register as of the applicable Record Date without requiring that the Senior Note be submitted for notation of payment. Any reduction in the principal amount of any Senior Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of any Senior Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Senior Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Senior Noteholder for purposes of this Indenture. If funds are expected to be available, pursuant to the notice delivered to the Indenture Trustee, for payment in full of the remaining unpaid principal amount of the Senior Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify each Person who was the registered holder of a Senior Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Senior Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

           (e) On each Payment Date, the Indenture Trustee shall send by first class mail an unaudited report (which may be or may be based upon the Payment Date Certificate prepared by the Servicer) to each Person that was a Senior Noteholder as of the close of business on the related Record Date (which shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein), and each Rating Agency setting forth the following information with respect to such Payment Date or the related Deposit Date or Collection Period, as the case may be:

         (i) SUBI Collections allocable to the 2000-A SUBI Certificates, for such Collection Period;

         (ii) the Senior Note Distribution Amount for each Class of Senior
         Notes;

         (iii) for each Class of Senior Notes, the amount of the Senior Note Distribution Amount allocable to interest, the Monthly Principal Distribution Amount and the Principal Distribution Amount for such Class;

         (iv) the amount of Available Funds;

         (v) the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

         (vi) the aggregate amount of Residual Value Losses for such Collection Period;

         (vii) the Reserve Fund Draw Amount, if any, the balance on deposit in the Reserve Fund on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date, and the change in such balance from the immediately preceding Payment Date;

         (viii) the Outstanding Amount for each Class of Senior Notes (before giving effect to any distributions in respect of the related Payment
         Date);

         (ix) the Note Factor for each Class of the Senior Notes;

         (x) the Payment Date Advance Reimbursement for such Accrual Period; and

         (xi) the Servicing Fee for such Collection Period.

           Each amount set forth pursuant to clauses (ii), (iii), (viii) and
(xi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Senior Note, Subordinated Note or Trust Certificate, as applicable. Senior Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee at the Corporate Trust Office.


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
           Section 8.05 General Provisions Regarding Accounts.

           (a) For so long as no Default or Indenture Default shall have occurred and be continuing, all of the funds in the Reserve Fund shall be invested and reinvested by the Indenture Trustee, until the Outstanding Amount has been reduced to zero and thereafter by the Owner Trustee, at the direction of the Servicer in Permitted Investments as set forth in Section 4.02(a) of the Vehicle Trust Agreement, which mature no later than the Deposit Date succeeding the date of such investment, including those offered by the Indenture Trustee or an Affiliate thereof. No such investment shall be sold prior to maturity. Any investment earnings on the Reserve Fund will be taxable to the Transferor in its capacity as Subordinated Noteholder. On each Payment Date, net investment earnings on the Reserve Fund shall be deposited in the Reserve Fund.

           (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Reserve Fund resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

           (c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Fund to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default shall have occurred and be continuing with respect to the Senior Notes but the Senior Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Senior Notes shall have been declared due and payable following an Indenture Default and amounts collected or receivable from the Trust Estate are being applied in accordance with Section
5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments as set forth in paragraph (vi) of the definition thereof.

           Section 8.06 Release of Trust Estate.

           (a) Subject to the payment of its fees and expenses pursuant to
Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

           (b) The Indenture Trustee shall, at such time as there are no Senior Notes Outstanding and all sums due the Indenture Trustee pursuant to Section
6.07 have been paid, release any remaining portion of the Trust Estate that secured the Senior Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include delivery to the Issuer or its designee of the 2000-A SUBI Certificates and the Subordinated Notes and delivery to the Securities Intermediary under the Control Agreement of a certificate evidencing the release of the lien of this Indenture and transfer of dominion and control over the Reserve Fund to the Owner Trustee. The Indenture Trustee


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
shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

           Section 9.01 Supplemental Indentures Without Consent of Senior Noteholders.

           (a) Without the consent of the Senior Noteholders, but with prior notice to each Rating Agency and subject to the satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee, when so requested by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey or confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

         (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer contained herein and in the Senior Notes;

         (iii) to add to the covenants of the Issuer for the benefit of the Senior Noteholders or to surrender any right or power herein conferred upon the Issuer;

         (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (v) to cure any ambiguity, correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture or make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of this Indenture; provided that such other provisions shall not adversely affect the interests of the Senior Noteholders; or

         (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Senior Notes or to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six.

           The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

           (b) The Issuer and the Indenture Trustee, when requested by an Issuer Request, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner (other than the modifications set forth in Section 9.02, which require consent of the Holder of each Senior Note affected thereby) the rights of the Senior Noteholders under this Indenture; provided, however, that (i) such action shall not materially adversely affect the interests of any Senior Noteholder,
(ii) the Rating Agency Condition shall have been satisfied with respect to such action, and (iii) such action shall not, as evidenced by an Opinion of Counsel,
(A) affect the treatment of the Senior Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Senior Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Vehicle Trust to be taxable as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

           Section 9.02 Supplemental Indentures With Consent of Senior Noteholders. The Issuer and the Indenture Trustee, when requested by an Issuer Request, also may, with the consent of Senior Noteholders holding not less than a majority of the Outstanding Amount, by Act of such Senior Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Senior Noteholders under this Indenture subject to the satisfaction of the Rating Agency Condition and provided that no such supplemental indenture shall, without the consent of the Senior Noteholder of each Outstanding Senior Note affected thereby:

           (a) change the Senior Note Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any Senior Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Senior Notes, or change any place of payment where, or the coin or currency in which, any Senior Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Senior Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
Date);

           (b) reduce the percentage of the Outstanding Amount, the consent of the Senior Noteholders of which is required for any such supplemental indenture or the consent of the Senior Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and their consequences provided for in this Indenture;

           (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

           (d) reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Owner Trustee to sell the Trust Estate pursuant to Section 5.04, if the proceeds of such sale would be insufficient to pay the Outstanding Amount plus accrued but unpaid interest on the Senior Notes;

           (e) modify any provision of this Section, except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Senior Noteholder of each Outstanding Senior Note affected thereby;

           (f) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Senior Noteholder of the security provided by the lien of this Indenture; or

           (g) impair the right to institute suit for the enforcement of payment as provided in Section 5.07.

           Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.01(b)(iii). The Indenture Trustee may in its discretion determine whether or not any Senior Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon all Senior Noteholders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

           It shall not be necessary for any Act of Senior Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

           Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Senior Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

           Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise.

           Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Senior Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Owner Trustee and the Senior Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

           Section 9.05 Reference in Senior Notes to Supplemental Indentures. Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Senior Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Senior Notes.

                                  ARTICLE TEN

                           REDEMPTION OF SENIOR NOTES

           Section 10.01 Redemption.

           (a) Pursuant to Section 9.01 of the Trust Agreement, the Transferor shall be permitted at its option to purchase the interest in the 2000-A SUBIs evidenced by the 2000-A Vehicle SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Senior Note Balance is less than or equal to 10% of the Initial Securities Balance. The purchase price for the 2000-A Vehicle SUBI Certificate shall equal the unpaid principal balances of the Securities, together with accrued interest thereon to the Redemption Date (the "Optional Purchase Price"), which amount shall be deposited by the Transferor into the 2000-A SUBI Collection Account on the Deposit Date relating to the Redemption Date. In connection with an Optional Purchase, the Senior Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price and thereupon the pledge of the 2000-A Lease SUBI shall be discharged and released and the 2000-A Lease SUBI Certificate shall be returned to the Issuer.

           (b) If the Transferor exercises the Optional Purchase, on the Redemption Date, prior to 11:00 a.m., New York City time, the Vehicle Trustee (acting through the Trust Agent) shall transfer the Optional Purchase Price as part of the Available Funds from the 2000-A SUBI Collection Account as follows:
(i) to the Note Distribution Account, the Redemption Price, (ii) to the Subordinated Noteholders, the Subordinated Note Redemption Price and (iii) to the Certificate Distribution Account, the Repayment Price.

           (c) If the Senior Notes are to be redeemed pursuant to this Section, the Administrator or the Issuer shall provide at least 45 days' prior notice of the redemption of the Senior Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee shall provide at least 30 days' notice thereof to the Senior Noteholders.

           Section 10.02 Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each holder of Senior Notes as of the close of business on the Record Date preceding the applicable Redemption Date at such holder's address appearing in the Senior Note Register. In addition, the

Administrator shall notify each Rating Agency upon the redemption of the Senior Notes, pursuant to the Issuer Administration Agreement.

           All notices of redemption shall state:

         (a) the Redemption Date;

         (b) the Redemption Price;

         (c) the place where the Senior Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

         (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Senior Note and that interest thereon shall cease to accrue from and after the Redemption Date.

           Notice of redemption of the Senior Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption (or any defect therein) to any Senior Noteholder shall not impair or affect the validity of the redemption of any other Senior Note.

           Section 10.03 Senior Notes Payable on Redemption Date. The Senior Notes to be redeemed shall, following notice of redemption as required by
Section 10.02, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

           Section 11.01 Compliance Certificates and Opinions.

           (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and each Rating Agency (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (i) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

           (b) In addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture:

         (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

         (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause, is 10% or more of the Outstanding Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

         (iii) Other than with respect to any release described in clause (A) or
         (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

         (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent

         Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer's Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Amount, but such Officer's Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Outstanding Amount.

         (v) Notwithstanding Section 2.08 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

           Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Administrator, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Administrator, the Transferor or the Issuer.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any terms hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

           Section 11.03 Acts of Senior Noteholders.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Senior Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Senior Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Senior Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

           (c) The ownership of Senior Notes shall be proved by the Senior Note Register.

           (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Senior Note shall bind the holder of every Senior Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Senior Note.

           Section 11.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows: (i) if to the Issuer c/o the Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890 (telecopier no. (302) [______]), Attention:
Corporate Trust Department with a copy to the Administrator, at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telecopier no. (201) [_____]),
Attention: General Counsel, with a copy (which shall not constitute notice) to Daniel J. Mette, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (telecopier no. (212) 310-8007); (ii) if to the Indenture Trustee, at [ ] (telecopier no. [________]), Attention: [____________]; (iii) if to Moody's, to 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Group; (iv) if to S&P, to Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 (telecopier no. (212) [_________]),
Attention: Asset Backed Monitoring Group; (v) if to Fitch, Fitch IBCA, One State Street Plaza, New York, New York 10004 (telecopier no. (212) [___________]); or
(vi) at such other address as shall be designated by any of theforegoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

           Section 11.05 Notices to Senior Noteholders; Waiver. Where this Indenture provides for notice to Senior Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Senior Noteholder affected by such event, at his address as it appears on the Senior Note Register, not later than the latest and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Senior Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Senior Noteholder shall affect the sufficiency of such notice with respect to other Senior Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

           Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Senior Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

           In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Senior Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

           Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.

           Section 11.06 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

           Section 11.07 Successors and Assigns. All covenants and agreements in this Indenture and the Senior Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

           Section 11.08 Severability. In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 11.09 Benefits of Indenture. Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Senior Noteholders (and, with respect to Sections 8.03 and 8.04, the Trust Certificateholders), any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

           Section 11.10 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Senior Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

           Section 11.11 Governing Law. This Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           Section 11.12 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 11.13 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer accompanied by an Opinion of Counsel (who may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Senior Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

           Section 11.14 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Senior Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any Trust Certificateholder, (iii) any owner of a beneficial interest in the Issuer or (iv) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any Trust Certificateholder, the Owner Trustee or the Indenture Trustee of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Ten of the Trust Agreement.

           Section 11.15 No Petition. The Indenture Trustee, by entering into this Indenture, and each Senior Noteholder or Note Owner, by accepting a Senior Note or in the case of a Note Owner, a beneficial interest in a Senior Note, hereby covenants and agree that they will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or State bankruptcy or similar laws for a period of one year and a day after:

         (a) payment in full of all amounts due to each Holder in respect of the UTI, the 2000-A SUBIs or any Other SUBIs, against any UTI Beneficiary (or any general partner of any UTI Beneficiary which is a partnership), the Vehicle Trust and the Vehicle Trustee, without the consent of 100% of the Holders of the 2000-A SUBIs and any Others (excluding the UTI Beneficiaries, the Transferor or any of their respective Affiliates); and

         (b) payment in full of the Offered Securities, against the Transferor or the Issuer; provided, however, that 100% of the Senior Noteholders, or, if no Senior Notes are then outstanding, the Subordinated Noteholder and if no Subordinated Notes are then outstanding, 100% of the Trust Certificateholders (in each case excluding the Transferor and any of its Affiliates) may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Issuer.

           Section 11.16 No Recourse. Each Senior Noteholder or Senior Note Owner, by acceptance of a Senior Note or, in the case of a Senior Note Owner, a beneficial interest in a Senior Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Senior Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity or any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

           Section 11.17 Inspection. The Issuer agrees that on reasonable prior notice it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

           Section 11.18 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Ten of the Trust Agreement. Notwithstanding anything herein to the contrary, Section 2.07 of the Trust Agreement shall remain in full force and effect.

           Section 11.19 TIA Incorporation and Conflicts. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

           Section 11.20 Intent. It is the intent of the Issuer that the Senior Notes constitute indebtedness for all financial accounting and tax purposes and the Issuer agrees and each purchaser of a Senior Note (by virtue of the acquisition of such Note of an interest therein) shall be deemed to have agreed, to treat the Senior Notes as indebtedness for all financial accounting and tax purposes.

           IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.


                              BMW VEHICLE LEASE TRUST 2000-A

                              By:  WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely
                                   as Owner Trustee

                              By:
                                  --------------------------------------------
                                  Name:
                                  Title:



                              THE CHASE MANHATTAN BANK,
                              as Indenture Trustee

                              By:
                                  --------------------------------------------
                                  Name:
                                  Title:



           Receipt of this original counterpart of this Agreement is hereby acknowledged on this [ ]th day of November, 2000.


                              CHASE MANHATTAN BANK USA, N.A.,
                              as Vehicle Trustee

                              By:
                                  --------------------------------------------
                                  Name:
                                  Title:

STATE OF ___________________ )
                             ) ss
COUNTY OF _________________  )



           On                before me,                                        ,
              --------------           ---------------------------------------
              [insert date]             [Here insert name and title of notary]

           personally appeared                                                 ,
                               -----------------------------------------------

           (  )    personally known to me, or

           (  )    proved to me on the basis of satisfactory evidence to
                   be the person(s) whose name(s) is/are subscribed to the within instrument,

           and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which such person(s) acted, executed the instrument.

           WITNESS my hand and official seal.


           [Seal]                         Signature ___________________________

STATE OF ___________________ )
                             ) ss
COUNTY OF _________________  )



           On                before me,                                        ,
              --------------           ---------------------------------------
              [insert date]             [Here insert name and title of notary]

           personally appeared                                                 ,
                               -----------------------------------------------

           (  )    personally known to me, or

           (  )    proved to me on the basis of satisfactory evidence to
                   be the person(s) whose name(s) is/are subscribed to the within instrument,

           and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which such person(s) acted, executed the instrument.

           WITNESS my hand and official seal.


           [Seal]                         Signature ___________________________

STATE OF ___________________ )
                             ) ss
COUNTY OF _________________  )



           On                before me,                                        ,
              --------------           ---------------------------------------
              [insert date]             [Here insert name and title of notary]

           personally appeared                                                 ,
                               -----------------------------------------------

           (  )    personally known to me, or

           (  )    proved to me on the basis of satisfactory evidence to
                   be the person(s) whose name(s) is/are subscribed to the within instrument,

           and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ties), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which such person(s) acted, executed the instrument.

           WITNESS my hand and official seal.


           [Seal]                         Signature ___________________________

                                                                    EXHIBIT A

                               FORM OF SENIOR NOTE

                       SEE REVERSE FOR CERTAIN DEFINITIONS

           UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

           TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

           THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE ISSUER FOR UNITED STATES FEDERAL AND STATE INCOME TAX PURPOSES.



           BMW VEHICLE LEASE TRUST 2000-A

           [_____] % ASSET BACKED SENIOR NOTE, CLASS [A-1] [A-2] [A-3] [A-4]

           REGISTERED                                             $[_________]
           No. R-[___]                                 CUSIP NO.   [_________]

           BMW Vehicle Lease Trust 2000-A, a business trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [______________________________] Dollars ($[__________]) in monthly installments on the 25th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on November 27, 2000 (each, a "Payment Date") until the principal of this Senior Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A--2] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at the rate per annum shown above (the "Interest Rate"), in each case as and to the extent described below; provided, however, that the entire Class [A-1] [A-2] [A-3 ] [A-4] Note Balance shall be due and payable on the earlier of [___________], 200[__] (the "Senior Note Final Scheduled Payment") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Senior Note shall be paid in the manner specified on the reverse hereof.

           The principal of and interest on this Senior Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Senior Note shall be applied first to interest due and payable on this Senior Note as provided above and then to the unpaid principal of this Senior Note.

           Reference is made to the further provisions of this Senior Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Senior Note.

           Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

           Dated:  _______________, 2000

                                         BMW VEHICLE LEASE TRUST 2000-A,

                                         By:  WILMINGTON TRUST COMPANY,
                                              as Owner Trustee

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Senior Notes designated above and referred to in the within-mentioned Indenture.

           Dated:  _______________, 2000

                                         THE CHASE MANHATTAN BANK,
                                         as Indenture Trustee

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                           [REVERSE OF SENIOR NOTE]

           This Senior Note is one of a duly authorized issue of Senior Notes of the Issuer, designated as its " [_______]% Asset Backed Senior Notes, Class [A-1] [A-2] [A-3] [A-4]" (herein called the "Senior Notes") issued under an Indenture, dated as of November 1, 2000 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Senior Noteholders. The Senior Notes are subject to all terms of the Indenture. All terms used in this Senior Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

           The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture, each Class will receive principal payment sequentially so no principal payments shall be made in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments shall be made in respect of the Class A-3 Notes until the Class A-2 Notes have been paid in full, and no principal payments shall be made in respect of the Class A-4 Notes until the Class A-3 Notes have been paid in full.

           Principal payable on the Senior Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Senior Note will be payable on the earlier of the Senior Note Final Scheduled Payment and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Senior Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture. In such an event, principal payments on the Class A-1 Notes shall be made first and principal payments on the remaining Classes of Senior Notes shall be made pro rata to the Senior Noteholders entitled thereto.

           Payments of principal and interest on this Senior Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered holder of this Senior Note (or one or more Predecessor Notes) on the Senior Note Register as of the close of business on the related Record Date, except that with respect to Senior Notes registered on the Record Date in the name of the nominee of The Depository Trust Company (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Senior Note Register as of the applicable Record Date without requiring that this Senior Note be submitted for notation of payment. Any reduction in the principal amount of this Senior Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Senior Note on a Payment

Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

           As provided in the Indenture, the Transferor will be permitted at its option to purchase the interest in the 2000-A SUBI evidenced by the 2000-A Vehicle SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Senior Note Balance is less than or equal to 10% of the Initial Securities Balance. The purchase price for the 2000-A Vehicle SUBI Certificate shall equal the unpaid principal balances of the Securities, together with accrued interest thereon to the Redemption Date and certain other amounts (the "Optional Purchase Price"), which amount shall be deposited by the Transferor into the 2000-A SUBI Collection Account on the Deposit Date relating to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Senior Notes will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price and thereupon the pledge of the 2000-A Lease SUBI shall be discharged and released and the 2000-A Lease SUBI Certificate shall be returned to the Transferor.

           As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Senior Note may be registered on the Senior Note Register upon surrender of this Senior Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Senior Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

           Each Senior Noteholder or Senior Note Owner, by acceptance of a Senior Note or, in the case of a Senior Note Owner, a beneficial interest in a Senior Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Senior Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

           It is the intent of the Issuer that the Senior Notes constitute indebtedness for all financial accounting and tax purposes and the Issuer agrees and each purchaser of a Senior Note (by virtue of the acquisition of such Note of an interest therein) shall be deemed to have agreed, to treat the Senior Notes as indebtedness for all financial accounting and tax purposes.

           The Senior Notes represent obligations of the Issuer only and do not represent interests in, recourse to or obligations of the Transferor, the UTI Beneficiaries or any of their respective Affiliates.

           Each Senior Noteholder, or in the case of a Senior Note Owner, by acceptance of a Senior Note, in the case of a Senior Note Owner, a beneficial interest in the Senior Note, hereby covenants and agree that they will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or State bankruptcy or similar laws for a period of one year and a day after:

         (a) payment in full of all amounts due to each Holder in respect of the UTI, the 2000-A SUBIs or any Other SUBIs, against any UTI Beneficiary (or any general partner of any UTI Beneficiary which is a partnership), the Vehicle Trust and the Vehicle Trustee, without the consent of 100% of the Holders of the 2000-A SUBIs and any Other SUBIs (excluding the UTI Beneficiaries, the Transferor or any of their respective Affiliates); and

         (b) payment in full of the Offered Securities, against the Transferor or the Issuer; provided, however, that 100% of the Senior Noteholders, or, if no Senior Notes are then outstanding, the Subordinated Noteholder or, if no Subordinated Notes are outstanding, 100% of the Trust Certificateholders (in each case excluding the Transferor and any of its Affiliates) may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Issuer.

           Prior to the due presentment for registration of transfer of this Senior Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Senior Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Senior Noteholders under the Indenture at any time by the Issuer with the consent of Senior Noteholders representing not less than a majority of the Outstanding Amount. The Indenture also contains provisions permitting Senior Noteholders representing specified percentages of the Outstanding Amount, on behalf of all Senior Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Senior Noteholder of this Senior Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Senior Noteholder and upon all future Senior Noteholders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Senior Noteholders.

           The Senior Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

           This Senior Note and the Indenture shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

           No reference herein to the Indenture and no provision of this Senior Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate and in the coin or currency herein prescribed.

                                   ASSIGNMENT

           Social Security or taxpayer I.D. or other identifying number of assignee:

                            -------------------------

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (name and address of assignee)

           the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Senior Note on the books kept for registration thereof, with full power of substitution in the premises.

           Dated: (1)

           Signature Guaranteed:


           ------------------------------------














-------------------
(1) The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Senior Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                     EXHIBIT B


                          FORM OF DEPOSITORY AGREEMENT




















                                      B-1